EXHIBIT 10.2

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (the “Agreement”) is entered into by and among RSA Security Inc., a Delaware corporation (“RSA”), PassMark Security, Inc., a Delaware corporation (the “Company”), and William H. Harris, Jr. (“Stockholder”) (collectively, the “Parties”).

WHEREAS, the Company and RSA propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) by and among RSA, S&C Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of RSA (the “Transitory Subsidiary”), the Company, and, solely with respect to Sections 1.10, 1.12, and 1.13 and Articles VI and VII of the Merger Agreement, Paul Bergholm, in his capacity as the Representative (as defined in the Merger Agreement), on the terms and subject to the conditions set forth therein in which (i) the Transitory Subsidiary will be merged with and into the Company, with the Company as the surviving corporation (the “Surviving Corporation”) (the “Merger”), after which the Surviving Corporation will be merged with and into RSA, with RSA as the surviving corporation, and (ii) Stockholder will receive shares of RSA common stock and a cash payment.

WHEREAS, Stockholder represents that he is a substantial owner of the Company’s operating assets, and his ownership of the Company’s assets constitutes a substantial interest in the Company.

WHEREAS, Stockholder acknowledges that it is his intention to transfer the goodwill reflected in the capital stock of the Company that he either owns or has the right to acquire, and that Stockholder has a material economic interest in the consummation of the Merger.

WHEREAS, the Parties agree that it is their mutual desire that the entire goodwill of the Company and the business of the Company be transferred to RSA (or a subsidiary of RSA) as part of the Merger.

WHEREAS, the Parties acknowledge that they explicitly considered the value of the goodwill transferred and that such goodwill was valued as a component of the consideration to be paid by RSA in and for the Merger.

WHEREAS, the Parties further acknowledge that RSA would not enter into the Merger but for this Agreement.

NOW, THEREFORE, in consideration of the promises and conditions described above, the sufficiency of which is hereby acknowledged, RSA, the Company and the Stockholder agree as follows:

1. For a period of three (3) from the effective date of the Merger (the “Non-Competition Period”), in the geographic territory or territories where RSA and its subsidiaries do business as of the effective date of the Merger, the Stockholder will not, without the express prior written consent of RSA, directly or indirectly:

(a) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in any business or activity that develops, produces, markets or sells products or services in the area of consumer online authentication and voice biometrics; provided, however, that notwithstanding the foregoing, the activities and business ventures described on Schedule 1 hereto shall not be subject to the terms and conditions of this Agreement; provided, further, that in no event shall the entities described on such Schedule 1 (or their successors) be deemed subject to the terms and limitations set forth in this Agreement; or

(b) solicit, divert or take away, or attempt to divert or to take away from RSA, the Company, or any of their respective Subsidiaries or joint ventures, any business or clients or customers, or prospective business, clients, or customers who are made known to the Stockholder during his employment or service with RSA or the Company or any of their respective Subsidiaries; or

(c) induce any customer, client, supplier or agent or other person under contract or otherwise associated or doing business with RSA or the Company or any of their respective Subsidiaries or joint ventures, who are made known to Stockholder during his employment or service with RSA or the Company or any of their respective Subsidiaries, to terminate, reduce or alter any such contract, association or business with RSA or the Company or any of their respective Subsidiaries or joint venture of RSA (except as directed by RSA or its officers and agents); or

(d) recruit, solicit or induce, or attempt to recruit, solicit, or induce, any person Stockholder knows to be an employee, independent contractor, or consultant of RSA or the Company or any of their respective Subsidiaries or joint ventures to (i) terminate his or her employment or service with, or otherwise cease his or her relationship with, RSA, the Company, or any of their respective Subsidiaries or joint ventures and/or (ii) accept employment, or enter into any consulting arrangements, with any person or business entity other than RSA, the Company and their respective Subsidiaries and joint ventures; provided, however, Stockholder may recruit, solicit or induce, or attempt to recruit, solicit, or induce, any employee of RSA or the Company or any of their respective Subsidiaries or joint ventures if such employee’s employment with RSA, the Company or any of their respective Subsidiaries or joint ventures has been terminated, or such employee has been given notice of his or her termination of employment.

2. The Stockholder agrees to provide RSA with pertinent information concerning any business activity as RSA may reasonably request in order to determine the Stockholder’s continued compliance with its obligations under this Agreement. The sole purpose of this paragraph 2 is to permit RSA to determine the Stockholder’s continued compliance with his obligations under this Agreement.

3. If any restriction set forth in this Agreement is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which such court determines it to be enforceable.

4. The Stockholder agrees that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company being acquired in the Merger and are considered by the Stockholder to be reasonable for such purpose. The Stockholder agrees that any breach of this Agreement will cause RSA, the Company, and their respective Subsidiaries and joint ventures substantial and irreparable harm and therefore, in the event of any such breach, in addition to such other remedies which may be available, RSA, the Company and their respective Subsidiaries and joint ventures shall have the right to seek specific performance and injunctive relief without posting a bond.

5. If the Stockholder violates any of the provisions of this Agreement, the Stockholder shall continue to be bound by the restrictions set forth in this Agreement until a period of three (3) consecutive years has expired without any violation of this Agreement.

6. This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may be amended or modified and the terms and conditions hereof may be waived, only by a written instrument signed by each of RSA and the Stockholder or, in the case of waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any other Party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity.

7. No waiver by RSA of any term or condition of this Agreement with respect to Stockholder, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of any other agreement with respect to any other equity holder or employee of the Company or any other person or entity.

8. Stockholder represents and warrants that this Agreement is a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms to the fullest extent permitted under applicable federal, state and local law, subject only to the consummation of the Merger. RSA represents and warrants that this Agreement is a legal, valid and binding obligation of RSA, enforceable against RSA in accordance with its terms to the fullest extent permitted under applicable federal, state and local law, subject only to the consummation of the Merger.

9. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to conflict of laws provisions. The parties hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the State of California or, if appropriate, a federal court within California (which courts, together with all applicable appellate courts, for purposes of this Agreement are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof.

10. In the event the Merger is not consummated and the Merger Agreement is validly terminated for any reason in accordance with its terms, this Agreement shall be null and void.

11. Stockholder represents and warrants that he: (a) has carefully read this Agreement; (b) executes this Agreement with full knowledge of its contents, the legal consequences thereof, and any and all rights which each party may have with respect to one another; (c) is entering into this Agreement of his own free will and (d) has been advised to, and has had the opportunity to, consult with an attorney of his own choosing prior to entering into this Agreement with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters.

12. This Agreement is conditioned upon the occurrence of the Closing (as that term is defined in the Merger Agreement). This Agreement shall be null and void should the Merger not be consummated for any reason. This Agreement will terminate in the event of and concurrent with a termination of the Merger Agreement in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written below.

RSA SECURITY INC. By:	STOCKHOLDER	/s/ William H. Harris, Jr.

/s/ Robert P. Nault	Signature William H. Harris, Jr.

Signature Robert P. Nault	Print Name Address

Senior Vice President & General Counsel

Print Name and Title	137 Moore Road

Woodside, CA 94062

650-249-0225

PASSMARK SECURITY, INC., By: William H. Harris, Jr.	Facsimile Number

/s/ William H. Harris, Jr.

Signature Chairman

Print Name and Title

Schedule I

IronKey

            IronKey is an early-stage company run by CEO Dave Jevans, who is also the Chairman of the Anti-Phishing Working Group (APWG).  Bill Harris is non-executive chairman, and put up the first $1 million of seed capital.  In addition, the company has $1.5 million in grants from the Department of Homeland Security.

XTec

            XTec is a Miami-based company founded by an inventor named Alberto Fernandez, who serves as CEO.  Bill Harris is currently the company’s principal source of funding, and serves as non-executive chairman.